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Exhibit 21.1

List of Subsidiaries

A.D.E. of Ark-La-Tex, Inc.
A.D.E. of Knoxville, LLC
ADESA Auctions Canada Corporation
ADESA Canada Inc.
ADESA Montreal Corporation
ADESA Remarketing Services Inc.
ADESA Arkansas, LLC
ADESA Ark-La-Tex, LLC
ADESA Atlanta, LLC
ADESA Automotive Services LP
ADESA Birmingham, LLC
ADESA California, LLC
ADESA Canada Corporation
ADESA Canada, Inc.
ADESA Charlotte, LLC
ADESA Colorado, LLC
ADESA Corporation, LLC
ADESA Des Moines, LLC
ADESA Finance Canada Inc.
ADESA Florida, LLC
ADESA Importation Services, Inc.
ADESA Indianapolis, LLC
ADESA Lansing, LLC
ADESA Lexington, LLC
ADESA Mexico, LLC
ADESA Missouri, Inc.
ADESA Montreal Corporation
ADESA New Jersey, Inc.
ADESA New York, LLC
ADESA Ohio, LLC
ADESA Oklahoma, LLC
ADESA Pennsylvania Inc.
ADESA Phoenix, LLC
ADESA Properties Canada Inc.
ADESA Properties, Inc.
ADESA Remarketing Services, Inc.
ADESA Southern Indiana, LLC
ADESA Texas, Inc.
ADESA Transportation, Inc.
ADESA Washington, LLC
ADESA Wisconsin, LLC
ADESA-South Florida, LLC
Adesur S. de R.L. de C.V.
AFC AIM Corporation
AFC Funding Corporation
Asset Holdings III, L.P.
Auction Vehicles of Mexico, S. de R.L. de C.V.
Auto Banc Corporation
Auto Dealers Exchange of Concord, LLC

Auto Dealers Exchange of Memphis, LLC
Automotive Finance Canada Inc.
Automotive Finance Corporation
Automotive Recovery Services, Inc.
AutoVIN, Inc.
CAAG Transport Ltd.
ComSearch, Inc.
Impact Auto Auctions Ltd.
Impact Auto Auction Sudbury Ltd.
IRT Receivables Corp.
Micro 21, Inc.
Par, Inc.
Suburban Auto Parts Inc.
3048538 Nova Scotia Company
3048540 Nova Scotia Company
504811 NB Ltd.
79378 Manitoba Inc.

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  Exhibit 21.1
List of Subsidiaries